Exhibit 99.2

CRANE CO.

Income Statement Data

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Net Sales:
Aerospace & Electronics	$133,940	$126,436	$267,521	$245,713
Engineered Materials	79,194	74,321	159,992	143,331
Merchandising Systems	45,687	42,591	89,440	82,041
Fluid Handling	245,917	217,890	474,468	421,778
Controls	20,967	17,945	41,483	34,698
Intersegment Elimination	(86)	(76)	(224)	(149)

Total Net Sales	$525,619	$479,107	$1,032,680	$927,412

Operating Profit:
Aerospace & Electronics	$18,268	$23,927	$34,218	$44,148
Engineered Materials	18,286	15,782	35,144	31,313
Merchandising Systems	4,052	3,121	7,833	3,595
Fluid Handling	20,033	14,923	32,457	23,649
Controls	1,817	1,237	3,577	2,127
Corporate	(7,558)	(8,235)	(16,481)	(15,400)

Total Operating Profit	54,898	50,755	96,748	89,432

Interest Income	161	167	502	389
Interest Expense	(5,742)	(5,687)	(11,462)	(12,228)
Miscellaneous- Net	1,784	37	2,066	(181)

Income Before Income Taxes	51,101	45,272	87,854	77,412
Provision for Income Taxes	15,427	14,034	27,182	23,998

Net Income	$35,674	$31,238	$60,672	$53,414

Per Diluted Share Data:
Net Income	$0.59	$0.52	$1.01	$0.89

Average Diluted Shares Outstanding	60,091	60,042	60,060	60,240
Average Basic Shares Outstanding	59,606	59,214	59,527	59,395

Supplemental Data:
Cost of Sales	$363,333	$324,348	$714,974	$630,274
Selling, General & Administrative	107,388	104,004	220,958	207,706
Depreciation and Amortization *	14,419	14,831	29,716	28,629

*	Amount included within cost of sales and selling, general & administrative costs.

CRANE CO.

Condensed Balance Sheets

(in thousands)

	June 30, 2005	December 31, 2004
ASSETS
Current Assets
Cash and Cash Equivalents	$59,624	$50,727
Accounts Receivable	323,044	308,140
Inventories	284,902	284,291
Other Current Assets	58,934	59,648

Total Current Assets	726,504	702,806

Property, Plant and Equipment	271,579	287,596
Insurance Receivable - Asbestos	238,217	245,160
Other Assets	296,768	301,865
Goodwill	568,209	579,081

Total Assets	$2,101,277	$2,116,508

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Current Maturities of Long-Term Debt and Loans Payable	$477	$371
Accounts Payable	148,083	161,477
Current Asbestos Liability	67,800	67,800
Accrued Liabilities	151,396	157,730
Income Taxes	31,435	22,636

Total Current Liabilities	399,191	410,014

Long-Term Debt	292,566	296,592
Deferred Income Taxes	74,082	71,367
Long-Term Asbestos Liability	555,727	581,914
Pension, Postretirement and Other Liabilities	92,290	92,927
Common Shareholders’ Equity	687,421	663,694

Total Liabilities and Shareholders’ Equity	$2,101,277	$2,116,508

CRANE CO.

Condensed Statements of Cash Flows

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Operating Activities:
Net income	$35,674	$31,238	$60,672	$53,414
Income from joint venture	(1,384)	(1,135)	(2,582)	(1,668)
Depreciation and amortization	14,419	14,831	29,716	28,629
Cash used for operating working capital	385	(7,632)	(44,636)	(37,106)
Other	2,155	(205)	3,133	(2,878)

Subtotal	51,249	37,097	46,303	40,391
Payments for asbestos-related fees and costs, net	(8,434)	(4,631)	(19,258)	(10,027)
Refund associated with termination of the Master Settlement Agreement	—	—	9,925	—

Total provided by operating activities	42,815	32,466	36,970	30,364

Investing Activities:
Capital expenditures	(5,800)	(5,758)	(11,375)	(10,902)
Proceeds from disposition of capital assets	1,126	621	1,381	795
Payments for acquisitions, net	—	—	—	(50,630)

Total used for investing activities	(4,674)	(5,137)	(9,994)	(60,737)

Financing Activities:
Dividends paid	(5,965)	(5,915)	(11,920)	(11,868)
Settlement of treasury shares acquired on the open market	—	(19,282)	—	(42,748)
Stock options exercised - net of shares reacquired	115	2,638	1,876	9,180
Repayment of debt, net	(2,741)	(5,011)	(4,425)	(27,754)

Total used for financing activities	(8,591)	(27,570)	(14,469)	(73,190)

Effect of exchange rate on cash and cash equivalents	(2,503)	(497)	(3,610)	(612)

Increase (decrease) in cash and cash equivalents	27,047	(738)	8,897	(104,175)
Cash and cash equivalents at beginning of period	32,577	39,081	50,727	142,518

Cash and cash equivalents at end of period	$59,624	$38,343	$59,624	$38,343

CRANE CO.

Order Backlog

(in thousands)

	June 30, 2005	March 31, 2005	December 31, 2004	June 30, 2004
Aerospace & Electronics	$370,913	$367,472	$341,505	$353,087
Engineered Materials	15,964	19,414	16,376	16,197
Merchandising Systems	9,298	9,469	11,998	11,024
Fluid Handling	201,768	200,578	183,158	172,120
Controls	14,952	15,625	13,696	13,451

Total Backlog	$612,895	$612,558	$566,733	$565,879

CRANE CO.

Non-GAAP Financial Measures

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
	2005	2004	2005	2004	2005
					(Estimated Range)
Cash provided from operating activities including asbestos-related payments	$42,815	$32,466	$36,970	$30,364	$135,000	$115,000
Net asbestos payments	8,434	4,631	19,258	10,027	40,000	60,000
Refund associated with termination of the Master Settlement Agreement	—	—	(9,925)	—	—	—

Cash provided from operating activities before asbestos-related payments	$51,249	$37,097	$46,303	$40,391	$175,000	$175,000
Capital expenditures	(5,800)	(5,758)	(11,375)	(10,902)	(25,000)	(25,000)

Free cash flow	$45,449	$31,339	$34,928	$29,489	$150,000	$150,000

Three Months Ended Sept 30, 2004
(Loss) earnings per share	$(3.48)
Asbestos and environmental charge - net of tax	4.04

Earnings per share before charge	$0.56

Certain non-GAAP measures have been provided to facilitate comparisons with the prior year.

Free cash flow provides supplemental information to assist management and certain investors in analyzing the Company’s ability to generate positive cash flow.

Free cash flow is considered a measure of cash generation and should be considered in addition to, but not as a substitute for, other measures reported in accordance with generally accepted accounting principles and may be inconsistent with similar measures presented by other companies.